GREEN FOOD PEREGRINE CHILDREN'S FOOD COMPANY, LIMITED


                           JOINT VENTURE CONTRACT


                                   between


                    CHINA NATIONAL GREEN FOOD CORPORATION

                                     and

                    CHINA PEREGRINE ENTERPRISES, LIMITED

                                     and

                         AMER-CHINA PARTNERS LIMITED



                            DATED APRIL 13, 1993


                              TABLE OF CONTENTS

                                                                        Page

ARTICLE I
      Section 1.1    General Provisions                                   1

ARTICLE II
      Section 2.1    Parties to the Contract                              1

ARTICLE III
      Section 3.1    Establishment of the Joint Venture                   2
      Section 3.2    Effective Date of this Contract and Date of
                     Establishment of the Joint Venture                   2
      Section 3.3    The First Meeting of the Board                       2
      Section 3.4    The Name of the Joint Venture                        2
      Section 3.5    Laws and Decrees                                     3
      Section 3.6    The Organization of the Joint Venture                3

ARTICLE IV
      Section 4.1    Purposes of the Joint Venture                        3
      Section 4.2    Business Scope of the Joint Venture                  3
      Section 4.3    Geographical Scope of the Joint Venture              3
      Section 404    Production Scale of the Joint Venture                3

ARTICLE V
      Section 5.1    The Total Investment and Registered Capital          4
      Section 5.2    Loans                                                4
      Section 5.3    Contribution of Capital                              4
      Section 5.4    Conditions Precedent to the Payment of
                     Registered Capital Contribution                      5
      Section 5.5    Audit of Contributed Capital                         5
      Section 5.6    Assignments                                          5
      Section 5.7    Changes in Registered Capital                        6

ARTICLE VI
      Section 6.1    Responsibilities of the Parties to the Contract      6
      Section 6.2    Responsibilities of Party A                          6
      Section 6.3    Responsibilities of Party B and Party C              8
      Section 6.4    No Right to Compensation                             9

ARTICLE VII
      Section 7.1    Use of the Green Food Trade Mark                     9

ARTICLE VIII
      Section 8.1    Marketing of the Products                            9
      Section 8.2    Marketing Prices                                     9
      Section 8.3    Marketing in Domestic and International Markets      9

ARTICLE IX
      Section 9.1    The Board of Directors                               9
      Section 9.2    Term of Board Members                               10
      Section 9.3    Vacancy of a Board Member                           10
      Section 9.4    Chairman of the Board                               10
      Section 9.5    Power of the Board                                  10
      Section 9.6    Meetings of the Board                               10
      Section 9.7    Absenteeism of Board Members                        11
      Section 9.8    Power and Procedures of the Board                   11
      Section 9.9    Authority of Initiate/Terminate                     11

ARTICLE X
      Section 10.1   Administrative Management                           11
      Section 10.2   Responsibilities of the General Manager             11
      Section 10.3   Responsibilities of the Department Managers         11
      Section 10.4   Dismissal of Executives                             11
      Section 10.5   Salaries of Administrative Staff                    12
      Section 10.6   Annual Business Plan and Budget                     12
      Section 10.7   Duty of Managers                                    12

ARTICLE XI
      Section 11.1   Import of Materials, Spare Parts and Equipment      13
      Section 11.2   Purchase of Materials, Spare Parts and Equipment    13

ARTICLE XII
      Section 12.1   Preparatory Office                                  13
      Section 12.2   Responsibilities of the Preparatory Office          13
      Section 12.3   Construction Budget                                 13

ARTICLE XIII
      Section 13.1   Management of Labor                                 13
      Section 13.2   Contracted Invitation System                        14
      Section 13.3   No Other Employment                                 14
      Section 13.4   Employees                                           14
      Section 13.5   Labor Management Affairs                            14
      Section 13.6   Laws and Regulations                                14

ARTICLES XIV
      Section 14.1   Taxation                                            14
      Section 14.2   Foreign Staff                                       14

ARTICLES XV
      Section 15.1   Responsibilities of the Treasurer                   15
      Section 15.2   Responsibilities of the General Manager             15
      Section 15.3   Fiscal Year                                         15
      Section 15.4   Standard Accounting Currency                        15
      Section 15.5   Financial Statements                                15
      Section 15.6   Auditors                                            16
      Section 15.7   Balance Between Receipts and Expenditures           16
      Section 15.8   Savings of Foreign Currency                         16
      Section 15.9   Band Accounts                                       16
      Section 15.10  Allocation of Reserve Fund                          16
      Section 15.11  Distribution of After-Tax Profits                   16

ARTICLES XVI
      Section 16.1   Insurance                                           17

ARTICLES XVII
      Section 17.1   Confidence                                          17

ARTICLE XVIII
      Section 18.1   Term of the Joint Venture                           17
      Section 18.2   Procedures for Extension of the Term                18
      Section 18.3   Termination of the Term                             18
      Section 18.4   Circumstances for Continuance of Operations         18

ARTICLE XIX
      Section 19.1   Liquidation                                         19
      Section 19.2   Form and Responsibilities of the Liquidation
                     Committee                                           19
      Section 19.3   Receipt of Liquidation Property Committee           20

ARTICLE XX
      Section 20.1   Revisions Procedure                                 20

ARTICLE XXI
      Section 21.1   Liability                                           20

ARTICLE XXII
      Section 22.1   Force Majeure                                       21

ARTICLE XXIII
      Section 23.1   Concerned Laws                                      21

ARTICLE XXIV
      Section 24.1   Dispute Resolution                                  22
      Section 24.2   Arbitration                                         22

ARTICLE XXV
      Section 25.1   Language                                            23

ARTICLE XXVI
      Section 26.1   Survival Rights                                     23
      Section 26.2   No Assignment without Chinese Government Approval   23
      Section 26.3   Effectiveness of Other Provisions                   23
      Section 26.4   Agreement in Total                                  23
      Section 26.5   Non-Compete                                         23
      Section 26.6   Procedures for Notices                              23

SIGNATURE                                                                24

                                  ARTICLE I

                             General Provisions

Section 1.1. General Provisions. On the principle of equality and mutual interest, through friendly consultation, and according to the terms and conditions of this Contract, China National Green Food Corporation ("Party A") and China Peregrine Enterprises, Limited ("Party B") and Amer-China Partners Limited ("Party C") have agreed to establish a C``hinese-foreign Joint Venture limited (the "Joint Venture"), in accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures", the implementing deregulations issued thereunder as well as the provision set forth under this Contract.

                                 ARTICLE II

                           Parties to the Contract

Section 2.1.  Parties to the Contract.  The "Parties" to this Contract are:

1.    Party A:               China National Green Food Corporation
      Legal Address:         Guangzimen Beili, No. 16, Chaoyang District,
                             Beijing 100026, People's Republic of China
      Fax:                   4221190
      Telephone:             4228888-7206
      Legal Representative:  Liu Lianfu
      Post:                  General Manager
      Nationality:           People's Republic of China

2.    Party B:               China Peregrine Enterprises, Limited
      Legal Address:         5333 Westheimer, Suite 800
                             Houston, Texas 77056, United States of America
      Fax:                   (713)961-5726
      Telephone:             (713)961-0034
      Legal Representative:  Charles J. Beech
      Post:                  President
      Nationality:           United States of America

3.    Party C:               Amer-China Partners
      Legal Address:         620 North Third Avenue
                             St. Charles, Illinois 60174, U.S.A.
      Fax:                   (708)513-5338
      Telephone:             (708)513-5765
      Legal Representative:  George C. Bergland
      Post:                  President
      Nationality:           United States of America

                                 ARTICLE III

                     Establishment of the Joint Venture

Section 3.1. Establishment of the Joint Venture. When this Contract is signed, Party A shall take the following procedures to establish the Joint Venture.

      1. When this Contract is signed, Party A shall immediately submit it to the Ministry of Foreign Economic Cooperation and Trade of the People's Republic of China (hereinafter referred to as the Ministry of Foreign Economic Cooperation and Trade) or its authorized agencies the application document, signed originals of this Contract and the Articles of Association and the list of names of the Board of Directors appointed by each Party according to the provisions of this Contract. When Party A receives any official approval documents, it shall immediately send a written notice to Party B and Party C.

      2. When Party A receives a certificate of approval from the examination and approval authority, Party A shall, within the period stipulated by relevant laws and regulations, immediately take all necessary measures to register the Joint Venture with the State Administration for Industry and Commerce (hereafter referred to as the Agency for Registration and Administration) or its authorized agency and acquire a business license signifying Chinese legal person status. A copy of these certifications and registrations shall be provided to Party B and Party C.

Section 3.2 Effective Date of this Contract and Date of Establishment of the Joint Venture. This Contract shall become effective on the date on which the Ministry of Foreign Economic Cooperation and Trade has approved this Contract and the Articles of Association without altering the terms and conditions hereof or thereof and without imposing any additional obligations on any Party or the Joint Venture. The date when the Agency for Registration and Administration issues the business license to the Joint Venture without altering the terms and conditions of this Contract or the Articles of Association or imposing any additional obligations on any Party or the Joint Venture shall be the date of establishment of the Joint Venture as a Chinese legal person.

Section 3.3  The First Meeting of the Board.    The Board of Directors shall
hold the first meeting of the Board within ninety (90) days after the provisions set forth in Section 9.6 become effective.

Section 3.4  The Name of the Joint Venture.

      The Chinese name of the Joint venture shall be
                         , and the English name shall be Green Food
Peregrine Children's Food Company, Limited. The legal address of the Joint Venture is the Chongqing Hotel, Beijing. The Joint Venture may set up branches both in China and abroad after approval by the Board of Directors and relevant departments of the Chinese government.

Section 3.5 Laws and Decrees. All the activities of the Joint Venture should abide by and be protected by the laws, decrees and concerned regulations of China.

Section 3.6. The Organization of the Joint Venture. The form of organization of the Joint Venture shall be a limited liability company. The liability of each Party is limited to its contribution of registered capital contributed under this Contract. The Joint Venture is responsible to third parties to the full extent of its property. No Party has any responsibility for the other Parties, the Joint Venture or a third party for any losses of the Joint Venture or claims against the Joint Venture except according to any guaranty provided by each Party. If any Party, entrusted by the Joint Venture with and entrusted letter, acts on behalf of the Joint Venture and such acts lead to claims for compensation by a third party, the Joint Venture shall compensate such Party's expenses, losses, compensation, claims and responsibility. Subject to the foregoing provisions, all Parties shall share the profits, losses and risks of the Joint Venture according to the amount of their respective registered capital in the Joint Venture.

                                 ARTICLE IV

               Purposes, Scope and Scale of this Joint Venture

Section 4.1 The Purposes of the Joint Venture. The purpose of the Joint Venture shall be to strengthen economic cooperation and exchange of technology, to adopt advanced and practical technology and scientific methods of management to improve the quality of products, to develop new products competitive in the domestic and international markets in quality and price, to improve economic efficiency and ensure satisfactory economic profits to all Parties.

Section 4.2 The Business Scope of the Joint Venture. The business scope of the Joint Venture shall be the manufacture distribution and marketing of children's fresh milk ("infant formula"), other children's food products, and a range of baby foods and supplements. The Joint Venture may sell its products both in China and abroad.

Section 4.3 The Geographic Scope of the Joint Venture. The Joint Venture shall, in its initial stage, set up production lines for children's fresh milk in Shanghai and Beijing. When the Board of Directors determines that conditions are appropriate, it may set up productive branches in other cities with the approval of concerned departments in accordance with related Chinese regulations. The Parties presently anticipate that the Joint Venture will apply to establish production branches in cities in China with a population exceeding 2,000,000 and may establish branches in other cities.

Section 4.4 The Production Scale of the Joint Venture. The initial production scale of the Joint Venture is 30,000 tons of children's fresh mile and the production of other foods for children. The Board of Directors may adjust production capacity in response to market conditions.

                                  ARTICLE V

                   Total Investment and Registered Capital

Section 5.1 Total Investment and Registered Capital. The total investment of the Joint Venture is US$9,900,000. The total registered capital of the Joint Venture is US$5,000,000 in which:

      1. Party A shall invest in cash US$1,500,000 for the Joint Venture's registered capital, an amount equal to 30% of the total registered capital.

      2. Party B shall invest in cash US$3,000,000 for the Joint Venture's registered capital, an amount equal to 60% of the total registered capital

      3. Party C shall invest in cash US$500,000 for the Joint Venture's registered capital, an amount equal to 10% of the total registered capital.

Section 5.2. Loans. The Joint Venture shall make up the difference between the total investment and the registered capital by loans. Upon agreement by all parties, each Party hereto may provide a guarantee for the loan according to its proportion of the registered capital.

Section 5.3  Contribution of Capital.

      1. Subject to Section 5.4, each Party shall contribute its registered capital in accordance with Article 5.1.

      2. Subject to Section 5.4, each Party shall, for the first phase in Shanghai and Beijing, contribute 24% of its registered capital within 90 days after the Joint Venture's business license becomes effective.

          Party A:    US$360,000
          Party B:    US$720,000
          Party C:    US$120,000

      3. Subject to Section 5.4, each Party shall contribute its registered capital within three (3) years of the date of issuance of the business license according to the resolutions of the Board of Directors.. The Board of Directors shall determine the specific dates of contribution according to the obtaining of governmental approvals for projects in other cities and the construction schedule.

      4. If any Party fails to contribute its portions of the registered capital within the time set forth in this Contract, it shall pay the Joint Venture 10% annual interest for the late portion. From the date the contribution is due (including the due date) until the date the contribution is made (not including such date), the interest shall be paid on a monthly basis. If any Party fails to make the contribution ninety (90) days after the due date, the other Parties shall have the right and option to terminate this Contract according to Section18.3, or make the contribution, and thereafter own the additional portion of the Joint Venture represented by the contribution so made by the total registered capital of the Joint Venture.

Section 5.4 Conditions Precedent to the Payment of Registered Capital Contribution. The Parties shall not be obligated to contribute their respective shares of the registered capital unless the following conditions have been fulfilled:

      1. The Parties have signed this Contract and the Articles of Association and both documents are approved by the examination and approval authority without altering the terms and conditions hereof or thereof and without imposing any additional obligations on any Party or the Joint Venture.

      2. The Agency for Registration and Administration issues the business license to the Joint Venture without altering the terms and conditions hereof or thereof and without imposing any additional obligations on any Party or the Joint Venture.

      If any of the prerequisite conditions in (1) or (2) above are not achieved within ninety (90) days after the Contract is signed, and if no Party presents a written document wishing to waive any of the above prerequisite conditions, or to agree to extend time for achieving the prerequisite conditions, any Party shall have the right to terminate this Contract, and upon such termination, no Party shall have the right to require the other Parties to contribute registered capital, or to require the other Parties to make any compensation.

Section 5.5 Audit of Contributed Capital. The date on which any amount of contribution in cash has been transferred by any Party to the account of the Joint Venture shall be deemed to be the date of such contribution.
Following each Party's contribution of capital, the Joint Venture shall draft and submit a verification report regarding the contribution(s) to respective Parties, and the Chairman and Vice-Chairman of the Joint Venture shall sign a contribution certificate.

Section 5.6 Assignment. Any Party may assign or sell its total or partial amount of registered capital (ownership) to the other Parties to this Contract or a third Party; however, to do so, it must obtain a written consent from the other Parties to this Contract.

      1. When one Party wishes to assign, sell or dispose of its total or partial registered capital, it shall send a written notice to the other Parties setting forth the terms and conditions of the assignment, sale or other methods of disposal. The other Parties shall have the priority to purchase in proportion to their respective shares of registered capital the above-mentioned registered capital (ownership) according to the terms and conditions described in the notice.

      2. If no Party of this Contract exercises its priority right within ninety (90) days after it receives written notice of the intent to so exercise, the selling Party may assign, sell or dispose of its registered capital, in total or in part, as set out in the notice; however, it shall not give the buyer terms or conditions of better preferential treatment to the buyer than those listed in the notice. The selling Party shall present to other Parties copies of written agreement of the sale or assignment.

      3. Provided there is no other agreement to the contrary among the Parties hereto, the business, other contract liabilities, fulfilment of the liabilities and the structural organization shall not be affected in any way by this assignment or sale.

      4. Any sale or assignment under this Contract shall be within the scope provided by law, and subject to the approval of the examination and approval authority.

      The Joint Venture shall apply to the Agency for Registration and Administration to fulfill the formalities related to the change.

Section 5.7 Changes in Registered Capital. Any increase to the registered capital shall be approved unanimously by the Board of Directors, and approved by the examination and approval authority. Upon receiving the approval from the examination and approval authority, the Joint Venture shall register the increased capital with the Agency for Registration and Administration.

                                 ARTICLE VI

               Responsibilities of the Parties to the Contract

Section 6.1 Responsibilities of the Parties to the Contract. All parties to the Joint Venture shall cooperate sincerely and safeguard the rights and interests of the Joint Venture. One Party cannot benefit at the expense of the other Parties.

Section 6.2. Responsibilities of Party A. Apart from responsibilities under this Contract, Party A shall also assume the following responsibilities:

      1. Deliver its amount of contribution to the registered capital as provided in Article V;

      2. Assist in the fulfilment of all formalities for the establishment of the Joint Venture, including affairs concerning application, registration, obtaining the business license and other requirements of the establishment of the Joint Venture required by the departments in charge in China;

      3. Assist the Joint Venture in all affairs related to its business, including the application for permission, certificates and licenses related to security and hygiene, environmental affairs, product and product formulation approval, the sale of products on a foreign currency basis, and other affairs requested by the governmental authorities;

      4. Ensure that the Joint Venture has the right to use adequate sites reasonable required to carry out the purposes of this Contract;

      5. Assist the Joint Venture to fulfill all the customs formalities and do the best to fulfill the import duties and taxes on all imported machines, equipment, material and goods which are allowed to import according to relevant regulations in China, and assist with their transportation in Chinese territory;

      6. Assist the Joint Venture to purchase machines, equipment, material, office necessities, transport vehicles, communication equipments and other goods and services necessary to carry out the purposes of the Joint Venture;

      7. Assist the Joint Venture in contacting and negotiating with related departments to secure its electricity, water, communication and transportation facilities necessary to carry out the purposes of the Joint Venture;

      8. In cooperation with Party B and Party C, organize the designing and construction work to expand and renew the production facilities of the Joint Venture;

      9. Prepay the related expenditures and fees related to the establishment of the Joint Venture, where such related expenditures and fees, following confirmation by the Board of Directors, shall be included in the initial expenditures of the Joint Venture;

      10. Assist the Joint Venture to find a number of qualified personnel from which the Joint Venture shall be able to employ as management and administrative personnel, technical staff and other needed personnel;

      11. Assist the foreign personnel of Joint Venture and of the companies which are a party hereto to obtain the necessary visa and work permission, as well as provide recommendations, offices, transportation and medical care and other health facilities;

      12. Assist the Joint Venture in obtaining approval for loans and assist the Joint Venture to apply to branches of the Bank of China and other authorized banks in China in order to open foreign currency accounts, foreign currency credit accounts and Renminbi accounts;

      13. Ensure that, after Contract has been approved by the Ministry of Foreign Economic Cooperation and Trade, Party A has the authority and power to undertake and perform all of its obligations hereunder;

      14. Assist the Joint Venture to handle its relations with local government and other Chinese companies in the general sense;

      15. Provide the required supply of raw materials and distribution channels for products to provide the opportunity for each facility to operate at full capacity. Raw materials/products shall be provided at competitive prices similar to those offered for respective domestic consumption by processors or consumers;

      16. Assist the Joint Venture to give Party B and Party C any part or all of the distribution of profits of the Joint Venture in U.S. dollars, or any other foreign currency Party B and Party C may chose, at the exchange rate as quoted by the Foreign Exchange Adjustment Centers of the State Administration for Exchange Control on that day;

      17. Assist the Joint Venture in submitting an application to the examination and approval authority no less than one hundred and eighty (180) days before the term terminated in a manner that achieves the maximum renewal options. Each time there is an increase in registered capital, assist the Joint Venture in applying for extension; and

      18.  Handle other affairs entrusted by the Joint Venture.

Section 6.3. Responsibilities of Party B and Party C. Apart from other responsibilities under this Contract, Party B and Party C have the following responsibilities:

      1. Deliver their amount of contribution to the registered capital as provided in Article V;

      2. Assist in the procurement of advanced, brand-new, reasonably priced machines, equipment and material which are otherwise impossible to be obtained in China, or for the consideration of the competitiveness of their price, quality, performance and other factors which require the Joint Venture to import from outside China, and other project affairs;

      3. Provide the design drawings and relative technical materials concerning the building of plant, and/or expansion and renovation of the plants;

      4.  Assist the Joint Venture to install and adjust equipment;

      5. Train the Joint Venture's managerial, administrative, technical and sales personnel;

      6. For the interest of all Parties and that of the Joint Venture provide suggestions and assistance regarding export products;

      7. Assist the Joint Venture to purchase machines, equipment, material, office necessities, transport vehicles, communication equipment and other goods and services necessary to carry out the purposes of the Joint Venture;

      8. In cooperation with Party A, organize the designing and construction work to expand and renew the construction facilities of the Joint Venture;

      9. Prepay the expenditures and fees related to the establishment of the Joint Venture which, following confirmation by the Board of Directors, shall be included in the project expenditures of the Joint Venture;

      10. Assist the Joint Venture to find a number of qualified personnel which the Joint Venture shall be able to employ as management and administrative personnel, technical staff and other needed personnel;

      11. Ensure that, Party B and Party C have the authority and power to undertake and perform all of their obligations hereunder; and

      12.  Handle other affairs entrusted by the Joint Venture.

Section 6.4 No Right to Compensation. Except as otherwise provided in this Contract or its appendices, no Party has the right to claim compensation or repayment from any assistance or service provided under the Article VI of this Contract.

                                 ARTICLE VII

                                 Trade Mark

Section 7.1. Use of the Green Food Trade Mark. The Joint Venture shall establish business trust and fame through development of Green Food and the excellent quality of its products and service. Trade marks of its products shall be decided by its Board of Directors. The Joint Venture shall register its trade marks at an appropriate time both in China and outside. If the trade marks to be used by the Joint Venture are the same or similar to those possessed by the related companies of one Party, the Joint Venture shall sign permission Contracts with the companies that possess them. Related fees and other conditions shall be decided through talks between the Joint Venture and other companies. The Joint Venture shall apply for the right to use Green Food label on its products through formal procedures and pay related fees.

                                ARTICLE VIII

                          Marketing of the Products

Section 8.1. Marketing of the Products. The marketing of the Joint Venture's products shall cover both the domestic and international markets. In order to secure maximum economic efficiency, the Joint Venture shall make effort to raise the quality of its products to that of an international standard. The proportions of domestic and international sales shall be decided by the Board of Directors.

Section 8.2. Marketing Price. The marketing prices shall be decided by the Board of Directors. The Parties realize, according to the differences in marketing, sale, advertisement and message, it might be suitable to pursue different prices in different markets.

Section 8.3. Marketing in the Domestic and International Markets. The Joint Venture shall undertake marketing in the domestic market and in the international market.

                                 ARTICLE IX

                           The Board of Directors

Section 9.1.  The Board of Directors.

      1. The Board of Directors shall consist of five members. Party A shall appoint two members. Party B shall appoint three members. Party C shall appoint one advisory director who shall have no right to vote.

      2. Party A or Party B has the right to appoint an advisory directors who shall have no right to vote.

      3. No members of the Board shall bear personal responsibility of liability when they act on behalf of the Joint Venture unless that action will cause the Joint Venture or a respective member of the Board to violate the law.

Section 9.2 Term of Board Members. The term of office of members of the Board shall be four (4) years which can be extended if the appointing Party so decides. The Chairman of the Board shall be elected from the members appointed by Party A. The Vice Chairman shall be elected from members nominated by Party B.

Section 9.3. Vacancy of a Board Member. If there is a vacancy arising from the retirement, resignation, illness, inability in performance, or death among the members of the Board, or one Party terminates its appointed member, the nomination Party shall appoint a successive member to the post, to serve the remaining term of the previous member.

Section 9.4. Chairman of the Board. The Chairman of the Board of Directors is the legal representative of the Joint Venture. However, the Chairman is not permitted to bind the Joint Venture other than within the power clearly entrusted to him by the Board of Directors. When the Chairman is not able to fulfill his responsibilities he shall authorize the Vice Chairman or another member of the Board to represent the Joint Venture in his place.

Section 9.5. Power of the Board. The Board of Directors is the highest organ of power of the Joint Venture and is responsible for the discussion of all important matters related to the Joint Venture. The combination, termination, dissolution or liquidation of the Joint Venture, or the revision of the Articles of Association, or the increase or assignment of registered capital, shall only be decided by unanimous vote of approval by all Board members. Resolutions with respect to other matters may be adopted by a majority of the Board members taking part in the meeting (by the Board member himself or the entrusted representative). At least two-thirds of the total number of Board members shall constitute a quorum which shall be necessary for a meeting to be held. The procedure and methods regarding the meeting of the Board of Directors and its resolutions are written in detail in the Articles of Association.

Section 9.6. Meeting of the Board. Meeting of the Board of Directors shall be held at the least once a year. The first meeting shall be held within ninety (90) days after the date of issuance of the business license. The meeting shall be called by any member and shall be chaired by the Chairman of the Board of Directors once chosen. When at least two Board members apply in written form to discuss a certain matter, the Chairman shall call for an interim meeting of the Board after consulting his deputies as to the time and place of the meeting. For any meeting of the Board of Directors, the Chairman shall inform the members of the Board at least 14 days prior to the meeting. The notice of meeting shall include a detailed schedule of the meeting an matters to be discussed, with all related reports, documents and other materials. The notice, detailed schedule and related reports, documents and other materials shall be written in Chinese and English. Records of every meeting of the Board shall be signed by the Chairman and his deputies. The original signed record shall be kept in the files of the Joint Venture. Copies shall be provided to every member and the legal representatives of all Parties.

Section 9.7. Absenteeism of Board Members. When a member is unable to attend a meeting of the Board, he may entrust another person (who may be another member of the Board) to take part in the meeting with a letter of trust. The representative so entrusted shall have the same rights and power as the absent member in addition to his own rights and power.

Section 9.8. Power and Procedures of the Board. The specific power and procedures shall be stipulated in relative provision of the Articles of Association which shall be approved unanimously by the Board of Directors.

Section 9.9. Authority to Initiate/Terminate. The Board of Directors shall have the authority to initiate and/or terminate production facilities, markets and products as required by business needs.

                                  ARTICLE X

                          Administrative Management

Section 10.1. Administrative Management. The Board of Directors shall appoint one (1) general manager and one (1) assistant general manager. The general manager shall be nominated by Party B and approved by the Board of Directors. The assistant general manager shall be nominated by Party A and approved by the Board of Directors.

Section 10.2. Responsibilities of the General Manager. The general manager is responsible for implementing all resolutions of the meeting of the Board of Directors and for organizing and exercising leadership of the daily administrative and management of the Joint Venture. The general manager shall consult with the assistant general manager when dealing with serious matters. The assistant general manager shall assist the general manager with his work.

Section 10.3. Responsibilities of the Department Managers. The administrative and management body shall employ department managers to be in charge of the work of various departments of the Joint Venture, to implement the work assigned by the general manager and the assistant general manager, and to be responsible to them.

Section 10.4. Dismissal of Executives. The general manager and assistant general manager may be dismissed at any time by resolution of the Board of Directors. However, replacements must be chosen in the manner set out in
Section 10.1.

Section 10.5. Salaries of Administrative Staff. The Board of Directors shall be wholly responsible for deciding the salaries and other rewards of the administrative staff including the general manager and the assistant general manager.

Section 10.6. Annual Business Plan and Budget. The general manager shall draft the annual business plan and budget. The annual business plan and budget of every fiscal year (including the estimated capital indebtedness plan, deficit and profit plan and cash income and expenditure report) shall be submitted to the Board of Directors, and shall include the following detailed information:

      1.  The procurement of equipment and other property of the Joint
          Venture;

      2.  Raising and expenditure of capital;

      3.  Plans for production and product marketing;

      4. Maintenance and repair of the property and equipment of the Joint Venture;

      5. Budgetary estimate of the Joint Venture based on production plan and budget;

      6.  Training plan for the personnel of the Joint Venture;

      7. The raw material, fuel, water, electricity and other public facilities needed during the next year;

      8. The plan for proportion of export and internal sales and recommendations on export and domestic sales prices;

      9.  Foreign currency income and expenditure balance plan; and

      10. Report on any other matters that might be asked for by the Board of Directors or any member of the Board.

      The general manager shall write an administrative report which shall include the information required by the Board of Directors. The general manager shall also prepare and deliver all other report required by the Chairman, Vice Chairman, or the Board of Directors.

Section 10.7 Duty of Managers. The general manager, the assistant general manager and senior and senior administrative personnel are employees of the Joint Venture and not the representatives of a Party hereto. They shall safeguard the interest of the Joint Venture. In case of graft or serious dereliction of duty by the above mentioned persons, they may be dismissed at any time by resolution of the Board of Directors.

                                 ARTICLE XI

             Procurement of Materials, Spare Parts and Equipment

Section 11.1 Import of Materials, Spare Parts and Equipment. The Joint Venture may import equipment, raw materials, fuel, spare parts, transport vehicles, office necessities and other items that are needed. If the above-mentioned materials are available in China at a competitive price, quality, service and delivery time, the Joint Venture may purchase such materials domestically. The general manager shall list his recommendations in the annual business plan regarding such procurement and shall be approved or disapproved by the Board of Directors. The provider shall be chosen by the Board of Directors according to their quality, price, service and delivery time table.

Section 11.2 Purchase of Materials, Spares Parts and Equipment. Except as otherwise provided by the law, the Joint Venture has the right to purchase equipment, raw materials and services in China with Renminbi. The price shall not be higher than that paid by the Chinese state-run enterprises. When the Joint Venture entrusts Party B or Party C to purchase equipment in the international markets, representatives from Party A shall be invited to take part.

                                 ARTICLE XII

                        Preparation and Construction

Section 12.1 Preparatory Office. A preparatory office shall be appointed within thirty (30) days after the Contract comes into effect. The director and deputy director of the preparatory office shall be appointed by the Board of Directors and be responsible for the Board.

Section 12.2 Responsibilities of Preparatory Office. The preparatory office shall be in charge of project planning, signing construction contracts, organizing procurement and testing of the equipment and materials, planning the constructions schedule, making expenditure plans, handling the affairs of the Joint Venture until a permanent office shall be established by the Board of Directors.

Section 12.3 Construction Budget. The staff, rewards, and expenditures of the preparatory office, when approved by all the Parties, shall be added into the construction budget. When a permanent office is established by the Board of Directors, the preparatory office shall be closed.

                                ARTICLE XIII

                             Management of Labor

Section 13.1 Management of Labor. Party A shall assist the Joint Venture in finding qualified candidates to be selected by the Joint Venture. The general manager shall employ the most qualified candidates from the recommended personnel by exam and evaluation results. The Joint Venture also has the right to find and employ workers on its own.

Section 13.2 Contracted Invitation System. The Joint Venture shall employ the contracted invitation system. All its personnel shall have to pass an exam and an evaluation. The terms of the exam and evaluation shall be provided in the invitation contract. The Joint Venture shall decide whether it shall employ them.

Section 13.3 No Other Employment. None of the Joint Venture's selected personnel may be employed part or full time by other companies or units.

Section 13.4 Employees. The labor management affairs such as employment, dismissal, wages, labor insurance, career security and hygiene, welfare, and rewards of the employees of the Joint Venture shall be planned by the Board of Directors according to the related Chinese laws, regulations and rules of departments in charge. The Joint Venture shall sign collective contracts through the Labor Union or sign individual contracts with each employee to stipulate the above mentioned matters. Such labor contracts shall be filed with the local agencies of labor.

Section 13.5 Labor Management Affairs. According to the plan approved by the Board of Directors and the Labor contract stipulated in Section 13.4, the general manager shall have the full power to handle all the labor management affairs, including dismissal of unqualified and surplus personnel, and those who failed to fulfill or efficiently implement the work assigned to them, and the ones who refuse to obey or have violated the rules and regulations f the Joint Venture, on the basis of the"Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment".

Section 13.6 Laws and Regulations. The Joint Venture must abide by the Chinese rules and regulations regarding labor protection and environmental protection to ensure safe and civilized production.

                                 ARTICLE XIV

                                  Taxation

Section 14.1 Taxation. The Joint Venture shall fulfill the registration formalities at the local taxation departments within one (1) month after the date of establishment of the Joint Venture. The Joint Venture shall pay all taxes in accordance with the related laws and regulations in China, and shall enjoy favourable treatment offered by the state of local government to Chinese-foreign Joint Ventures.

Section 14.2 Foreign Staff. Foreign staff and workers in the Joint Venture shall pay individual income tax in accordance with the "Individual Income Tax Law of the People's Republic of China" and other related regulations. Chinese staff and workers shall pay individual income tax in accordance with the "Provisional Rules of the People's Republic of China on Individual Income Adjustment Tax".

                                 ARTICLE XV

                        Finance and Foreign Currency

Section 15.1 Responsibilities of the Treasurer. The treasurer recommended by the general manager and approved by the Board of Directors shall be responsible for the financial management of the Joint Venture.

Section 15.2 Responsibilities of the General Director. According to the "Regulations of the People's Republic of China on Financial Administration of Foreign Investment Enterprises" and its attached regulations as well as modern management methods, the general manager and the treasurer shall formulate the Joint Venture's system of financial management and procedures. The system of financial management of procedures adopted by the Joint Venture shall be submitted to the Board of Directors for approval. The system of financial management and procedures shallb e filed in the department in charge within the Joint Venture and also concerned local financial departments and taxation agencies. The Joint Venture shall adopt the debit and credit accrual basis for accounting as its accounting system and principles.

Section 15.3. Fiscal Year. The annual financial year of the Joint Venture shall be from January 1 to December 31 of the same year. Although all original "source documents" such as daily vouchers, receipts, and statements shall be in the language in which they are provided, which in most cases will be Chinese, the accounting will be done on a computer system and software provided by Party B. Accounting reports, including detailed general ledger reports will be provided monthly on paper as well as MS-DOS computer readable format. The Joint Venture shall provide all reasonable assistance and cooperation to each Party of the Joint Venture to assist in their understanding of these records.

Section 15.4. Standard Accounting Currency. The Joint Venture adopts Renminbi as its standard accounting currency. If cash deposits, other cash receipts and expenditures as well as the currency for losses or gains in remittances are different from the currency in the accounting statement, the currency in the actual receipts and expenditures shall be the accounting currency. The actual profit or loss resulting from exchange shall be accounted as profit or loss. The exchange rate adopted by the Joint Venture in remittance sand account (and any changes thereto) shall be chosen by the Board of Directors in accordance with applicable Chinese laws and regulations.

Section 15.5 Financial Statements. The general manager shall draft a financial statement of accounts, including statements of assets and liabilities, statements of losses and gains, and a plan for the distribution of profits within the first three (3) months of every business year for the preceding business year. The Joint Venture shall invite an accountant registered in China as its auditor, who shall examine the Joint Venture's financial condition twice a year. After the examination, the annual report shall be submitted to the Board of Directors for approval. Following approval by the Board of Directors, the Joint Venture shall also draft a quarterly business report and other reports as may be required by the Board of Directors and shall send such reports to all Parties.

Section 15.6 Auditors. Each Party may employ at its own expense and accountant (an accounted registered either in China or in a foreign country) to examine the Joint Venture's accounting items. The Joint Venture shall provide all reasonable assistance to the auditor. The auditor shall keep secret all material he comes across during the examination.

Section 15.7 Balance Between Receipts and Expenditures. The Joint Venture may achieve balance between receipts and expenditures in foreign currency through exporting products or othe methods allowed by Chinese laws.

Section 15.8 Savings of Foreign Currency. With respect to foreign currency savings, the Joint Venture may mortgage its foreign currency to the appropriate branch of the Bank of China or other specified financial agencies for Renminbi of the relative amount in accordance with the "Provisional Measures of the People's Bank of China on Foreign Exchange Secured RenminbiLoans for Foreign Investment Enterprises". The Renminbi borrowed shall be used for Renminbi expenditures of the Joint Venture.

Section 15.9 Bank Accounts. If it is necessary for the Joint Venture to open an account in a Hong Kong or a foreign country bank outside China, it shall obtain permission from the State Administration for Exchange Control and submit the receipts and expenditures and provide bills or checks. The foreign currency trade of the Joint Venture shall be in accordance with the foreign exchange control regulations in the People's Republic of China.

Section 15.10 Allocation of Reserve Fund. The Joint Venture shall allocate the reserve fund, Joint Venture expansion fund, and bonus and welfare fund for staff and workers in Renminbi, with the ratio for such allocations to be determined by the Board of Directors.

Section 15.11 Distribution of After-Tax Profits. When the three funds are allocated in accordance with Section 15.10, and any loans are repaid by the Joint Venture in accordance with the terms thereof, the after-tax profits of the Joint Venture shall be distributed based upon the ratio of each Party's registered capital. The profits shall be decided by the Board of Directors whether for distribution or for the expansion of the Joint Venture's business, provided, however, that where profits are used for expansion the Board of Directors shall distribute to Party B and Party C from the profits that are available for distribution to Party B and Party C an amount of profits sufficient to enable Party B and Party C to pay the tax liabilities, if any, that they each may incur in respect of the Joint Venture's profits. At the same time, the Board of Directors shall idstribute to Party A from the profits available to Party A a corresponding amount of profits. After the Shanghai plant is in production, the Joint Venture may distribute profits to the Parties. If the Joint Venture has incurred losses in previous years, the profits of the current year shall be first used to make up losses. The Joint Venture shall not distribute profits until he previous losses are made up. Remaining profits from previous years may be added to the current year for profits distribution, or for distribution after making up the current year's deficit. The profits of Party B and Party C may be used for further investment inside China or may be remitted outside China.

Where the Joint Venture has foreign currency available for profit distribution, each Party shall receive an amount of such foreign currency in proportion to its respective contribution to registered capital. The Joint Venture shall assist each Party upon requesting exchanging profits available for distribution in Renminbi into United States Dollars using the Foreign Exchange Adjustment Centers and any other reasonable methods that ma e available to the Joint Venture or any Party. The costs of cash exchanges shall be borne by the Party receiving the foreign currency profit distribution. All profits distributed to Party B or Party C in foreign shall be freely remittable outside of China to a bank account designated by such Party. If Party A desires to convert into Renminbi any of the foreign currency it receives pursuant to this Article, it shall first offer such foreign currency to Party B and Party C (in proportion to their respective contributions to registered capital) at an exchange rate to be agreed by the Parties.

                                 ARTICLE XVI

                                  Insurance

Section 16.1. Insurance. During the preparatory and operation periods of the Joint Venture, the Joint Venture shall procure insurance with the approval of the Board of Directors in accordance with related Chinese regulations. The risks, value and terms of insurance shall be determined by the Board of Directors.

                                ARTICLE XVII

                               Confidentiality

Section 17.1. Confidentiality. During the term of existence of the Joint Venture as well as the period before information is made available to the public by the Board of Directors, all Parties shall not inform any parties outside this Contract of any information regarding the establishment of the Joint Venture and the management of the Joint Venture, including but not limited to proprietary technology of the Joint Venture or either Party. All Parties and the Joint Venture shall assume responsiblity to ensure that all employees observe the regulations of this Article XVII, and are responsible for violation of these regulations by their own employees.

                                ARTICLE XVIII

                  Term and Termination of the Joint Venture

Section 18.1 Term of the Joint Venture. The term of this Joint Venture shall be fifty (50) years from the date when the Stare Administration for Industry and Commerce issues the Joint Venture its business license signifying legal person status.

Section 18.2 Procedure for Extension of the Term. If the Board of Directors agree to extend the term, the Joint Venture shall submit an application to the examination and approval authority no less than one hundred eighty (180) days before the expiration of the term.

Section 18.3 Termination of the Term. This Contract expires when the term of the Joint Venture terminates. However, if any of the following occurs, and other Parties may give written notice the other Parties to terminate the Contract before the expiration of the term;

      1. Any Party violates this Contract or regulations, and fails to resolve the violation within sixty (60) days after it receives written notice of the violation;

      2. The accumulated losses of the Joint Venture exceed 100% of its total registered capital while respective Parties cannot reach a written agreement on a plan to adjust the Joint Venture's capital structure;

      3. The Party assigns its investment in the registered capital violating this Contract and the Articles of Association;

      4. The Joint Venture's property or substantial part thereof is imposed or taken by any government so that the Joint Venture cannot carry on its production and management;

      5. Force Majeure (see Section 22.1 for a definition of Force Majeure) or its consequences remain over one hundred twenty (120) days while respective Parties fail to find a fair settlement in accordance with Article XXII;

      6. An unexpected situation occurs which creates difficulties for the normal operation of the Joint Venture;

      7. Other reasons formulated by this Contract or other related laws or regulations;

      8. If the operation of the Joint Venture violates Chinese laws, the Agency for Registration and Administration and the examination and approval authority will jointly terminate the operation of the Joint Venture in accordance with law; or

      9. The arbitration body or the People's Court pronounces to terminate the Contract and the Articles of Association.

      If one party issues a notice requesting a termination of this Contract, respective Parties shall hold negotiations and make efforts to solve the problem leading to the desire to terminate the Contract within sixty (60) days after the issue of the notice. If respective Parties cannot reach an agreement to settle the problem after sixty (60) days, the Board of Directors shall submit an application to the examination and approval authority for dissolution, and provisions in Section 18.4 shall be applied.

Section 18.4 Circumstances for Continuance of Operations. If the term of the Joint Venture in not extended in accordance with Section 18.2, or if no agreement is reached in accordance with the regulations in Section 18.3 and one Party submits an notice of dissolution under Section18.3, the Joint Venture may carry out its operations only under the following circumstance: one of the Parties gives notice to the other Party, stating a desire to purchase the other Party's rights and interests (a Purchase Notice) in the Joint Venture, and offers to purchase the above rights and interests on the following conditions:

      1. The price of the purchase is negotiated until all Parties are satisfied; if respective Parties fail to reach an agreement within four (4) weeks after they receive the Purchase Notice, the price shall be decided according to the next paragraph.

      2. Each Party selects an accountant or an assessor officially registered in China to jointly value the Joint Venture in U.S. Dollars. The above appointment shall be sent in the form of written notice to other Parties within six (6) weeks after the date when the Purchase Notice is issued. Failure by a Party to select an accountant or an assessor shall cause the Party to forfeit its right to do so. The team of the accountants and assessors shall complete and carry out the valuation of the Joint Venture within four (4) weeks on the following conditions: the Joint Venture shall continue operation and shall continue to have the right to use the site(s) in accordance with the contract of the leasing of site(s). If the accountants and or assessor cannot agree on a value, the average of the values assigned by each accountant or assessor shall be the value used. The purchase price shall equal the value of the Joint Venture multiplied by the percentage of the registered capital owned by the seller.

      3.  The purchase price decided upon in the above Section 18.4.1 and
Section 18.4.2 shall be transferred by the buyer to the seller in U.S. Dollars within fourteen (14) days after the value is determined.

      4. If the seller is Party B or Party C, the purchase price shall be paid in U.S. Dollars.

      5. If no agreement is reached upon the above provisions concerning the purchase price, or if the seller does not receive the total payment in accordance with the above regulation, the Joint Venture shall carry out liquidation.

                                 ARTICLE XIX

                                 Liquidation

Section 19.1 Liquidation. If the Joint Venture does not continue operation according to the conditions described in Section 18.4, the Joint Venture shall dissolve and carry out liquidation under the leadership of the liquidation committee.

Section 19.2 Form and Responsibilities of the Liquidation Committee. The liquidation committee shall consist of the Board of Directors. The liquidation committee shall arrange the handling of the capital and property of the Joint Venture. The liquidation committee shall value the properties and sell them, and the committee shall use its reasonable efforts to obtain the highest possible sale price. If a Party hereto shall offer an amount not lower than that of a third party, the Party hereto shall have the priority of buying the property. The property of the Joint Venture shall, by all possible means, be sold in foreign currencies that are validly convertible to other foreign currencies. After liquidation and when all other debts and due taxes (including the expenses and the rewards of the liquidation committee) are paid, the remaining capital (including that in foreign currency) shall be divided according to the Parties' registered capital. All the money that is to be paid to Party B and Party C shall be in U.S. Dollars and shall be transferred to the foreign bank appointed by Party B and Party C. If there is an insufficient amount of U.S. currency to pay Party B and Party C, the liquidation committee shall purchase the amount of foreign currency from the Foreign Exchange Adjustment Center to pay Party B and Party C.

Section 19.3 Receipt of Liquidation Property Committee. When the bank outside China appointed by Party B or Party C has received the money that is to be paid to Party B or Party C under Section 18.3 and Section 18.4 or it has received liquidation property from the Joint Venture outside China, then Party B or Party C no longer bears any responsibility or debts to the Joint Venture and or Party A, and Party B or Party C shall cease to enjoy any rights except those stipulated in Article XVI. This provision shall apply equally to Party A.

                                 ARTICLE XX

                    Procedure for Changing this Contract

Section 20.1 Revision Procedure. Any revision, modification and supplement of the Contract or its appendices shall be done by written agreement among the Parties. According to the provisions of the laws in China, revisions or modifications of the agreement shall come into effect only if approved by the examination and approval authority.

                                 ARTICLE XXI

                      Liability for Breach of Contract

Section 21.1 Liability for Breach of Contract. If any Party fails to fulfill its liabilities under this Contract or its appendices, or its statements or assurances made herein are not real or in fact are incorrect, the Party shall be judged as having breached this Contract. The breaching Party shall have thirty (30) days to correct such breach after receiving such written notice from the other Parties. If it fails to correct the breach, it shall compensate the other Parties for all the direct and foreseeable loss arising from the breach of contract. If all Parties have breached this Contract or any appendices of it, they shall bear responsibilities accordingly. Under any circumstances, any Party's compensation responsibility shall not exceed its registered capital contribution to the Joint Venture (in case or in other form).

                                ARTICLE XXII

                                Force Majeure

Section 22.1.  Force Majeure.

      1. "Force Majeure" refers to affairs that occur after this Contract is signed, and that prevent any Party from performing, fully or partially, its obligations under this Contract and that occurrence cannot be controlled by the respective Parties or the Joint Venture, cannot be anticipated or cannot be avoided even if it is anticipated, including such events as earthquake, typhoon, fire, flood, war and others.

      2. If Force Majeure occurs, the Party affected thereby shall be allowed to cease fulfilling its liabilities under this Contract, not including the liabilities specified in Article XXII during the period affected by the Force Majeure, and this period is extended automatically, the extended period affected by the Force Majeure, and this period is extended it is unnecessary to pay any fine or compensation to the other Parties.

      3. The Party that claims the occurrence of Force Majeure shall immediately notify the other Parties, present proper proof of the occurrence of Force Majeure and make all reasonable efforts to terminate the Force Majeure and its influence.

      4. When Force Majeure occurs, the Parties shall immediately consult each other to find a rational solution, and do their efforts to reduce the effects of the said Force Majeure to the least possible extent.

      5. The Party which is prevented from the implementation of the Contract and its appendices because of the Force Majeure is not responsible for breaching Contract. As soon as the Force Majeure is over, the Party shall implement the Contract immediately by appropriate measures, otherwise the Party shall be seen as breaching the Contract and must hold the responsibilities resulted from this breach.

                                ARTICLE XXIII

                               Concerned Laws

Section 23.1 Concerned Laws. The signing, effective date, explanation, and implementation of this Contract, and the resolution of any disputes concerned with this Contract shall be governed by the published Chinese laws. If the dispute fails to be resolved within sixty (60) days after consultation has begun, it shall be resolved through arbitration for a final and indisputable solution as set out in the next paragraph.

Section 24.2 Arbitration. If the dispute is not resolved within the time period stated in the previous paragraph or such longer period as the Parties agree to in writing at that time, then the dispute shall be submitted to the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden for final decision in accordance with the Arbitration Rules of the Institute. Arbitration shall be conducted as follows:

      1. English Proceedings. All proceedings in any such arbitration shall be conducted in English.

      2. Three Arbitrators. There shall be three (3) arbitrators, all of whom shall be fluent in English. The Party or Parties acting as plaintiffs shall appoint one arbitrator and the Party or Parties acting as defendants shall appoint one arbitrator and the third arbitrator shall be appointed by the President of the Arbitration Institute and shall serve as chairman of the Panel.

      3. Award Binding. The arbitration award shall be final and binding on the Parties,and the Parties agree to be bound thereby and to act accordingly.

      4. Costs. The costs of arbitration shall be borne by the losing Party or Parties, unless otherwise determined by the arbitration award.

      5. Obligations to Continue. When any dispute occurs and when any dispute is under arbitration, expect for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Contract.

      6. Enforcement. In any arbitration proceeding, any legal proceeding to enforce any arbitration award or any legal action among the Parties in relation to this Contract, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the Party against which he award has been rendered, or wherever assets of the Party against which the award has been rendered can be located and shall be enforceable in accordance with "United nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)."

                                ARTICLE XXVI

                                  Language

Section 25.1 Language. This Contract shall be signed in both Chinese and English languages. Both language versions shall be equally valid.

                                 ARTICLE XXV

                                   Others

Section 26.1 Survival of Rights. If any party to this Contract fails or postpones to use any right, power or privilege under the provisions of this Contract, the Party shall not be judged that it has given up those rights, powers or privileges. Any unilateral or partial use of any right, power or privileges shall also not obstruct future use of such right, power or privileges.

Section 26.2 No Assignment without Chinese Government Approval. Without the other Party's written agreement and all necessary approval by the Chinese government, no Party can wholly or partially assign this Contract.

Section 26.3 Effectiveness of Other Provisions. The invalidity of any provision of this Contract does not affect the effectiveness of any other provisions of this Contract.

Section 26.4 Agreement in Total. This Contract constitutes all agreement of all Parties in the aim of this Contract and shall replace all the discussions, talks and agreements between all Parties.

Section 26.5 Non-Compete. Party A agrees that during the term of the Joint Venture and for one (1) year after the expiration or termination of the Joint Venture, Party A shall not manufacture, distribute or sell inside or outside China any products for the infant and/or children's market, including children's fresh milk ("infant formula"), other children's food products and baby foods and supplements, unless otherwise agreed by other Parties. Party B and Party C agree that during the term of the Joint Venture, they shall not manufacture, distribute, or sell in China any products for the infant and/or children's market, including children's fresh milk ("infant formula"), other children's food products and baby foods and supplements, unless otherwise agreed by the other Parties.

Section 26.6 Procedures for Notices. Any notice or written communication under this Contract shall be in Chinese and English and shall be sent out by air mail (with receipt), fax, ocean cable, cable or telex. If notices are sent out by fax, ocean cable, cable or telex, they shall be confirmed with airmail and its receipt. If notices of communication under this Contract are sent out by air mail, the date on the receipt shall be considered as the receiving date. If they are sent out by fax, ocean cable, cable or telex, two (2) working days after the sending out dated shall be considered as the receiving date. Unless the legal address is changed by written notice to other Party, the legal address and communication numbers in Article II shall be the address and numbers of the Parties.

This Contract signed on the 13th day of April, 1993 by the authorized representative of the Parties. This contract shall come into effect after the approval by the related departments of the Chinese government.


Party A:
China National Green Food Corporation

By
   ________________________

Name
     ______________________

Position
         __________________

Party B:
China Peregrine Enterprises Limited

By
   ________________________

Name Charles J. Beech
     ----------------------

Position     President
         ------------------

Party C:
Amer-China Partners

By
   ------------------------

Name George C. Bergland
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Position  President
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